SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2004

Date of Report (date of earliest event reported)

ARIS INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

New York

(State of other jurisdiction of incorporation)

1-4814	22-1715274
(Commission File)	(IRS Employer Identification Number)

525 Seventh Avenue

New York, New York 10018

(Address of principal executive offices, including zip code)

(212) 354-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03.  BANKRUPTCY

On October 15, 2004, Aris Industries, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (Los Angeles Division).  The Company will be represented in bankruptcy by the law firm of Levene, Neale, Bender, Rankin & Brill L.L.P.  The case has been assigned to the Honorable Ernest M, Robles, United States Bankruptcy Judge, under case number LA 04-32026-ER.  No trustee, receiver, fiscal agent or similar officer has been appointed, and the Company will act as a debtor-in-possession while being subject to the supervision and orders of the bankruptcy court.  By entering into a chapter 11 case, the Company seeks to have a centralized forum for negotiations with its creditors and, ultimately, confirm a plan of reorganization that will provide for a distribution to the Company’s creditors.  Pending the Company’s ability to raise additional funds or monetize its assets, the Company may not have the ability to comply with certain future reporting requirements of the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIS INDUSTRIES, INC.

Date: October 20, 2004	By:	/s/ Paul Spector
Paul Spector
Chief Financial Officer